EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Syntel, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Bharat Desai, Chairman of the Company, Prashant Ranade, Chief Executive Officer and President of the Company and Arvind Godbole, Chief Financial Officer & Chief Information Security Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bharat Desai
Bharat Desai Syntel, Inc. Chairman August 5, 2011

/s/ Prashant Ranade
Prashant Ranade Syntel, Inc. Chief Executive Officer and President August 5, 2011

/s/ Arvind Godbole
Arvind Godbole Syntel, Inc. Chief Financial Officer & Chief Information Security Officer August 5, 2011

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